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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-213950 of Summit Midstream Partners, LP on Form S-3 of our report dated March 11, 2016, relating to the financial statements of Ohio Gathering Company, L.L.C. as of and for the years ended December 31, 2015 and 2014, appearing in Amendment No. 1 to the Current Report on Form 8-K/A of Summit Midstream Partners, LP dated May 13, 2016, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado
November 7, 2016

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS